

                            As filed with the Securities and Exchange Commission on September 20, 1996
                                                                                                          Registration No. 333-_____
====================================================================================================================================

                                                SECURITIES AND EXCHANGE COMMISSION
                                                      Washington, D.C.  20549
                                                        ___________________

                                                             FORM S-8

                                                      REGISTRATION STATEMENT
                                                               Under
                                                    The Securities Act of 1933
                                                          _______________

                                                        NORWEST CORPORATION
                                      (Exact name of registrant as specified in its charter)

             Delaware                                             6711                                     41-0449260
 (State or other jurisdiction of                     (Primary Standard Industrial                        (I.R.S. Employer
  incorporation or organization)                      Classification Code Number)                       Identification No.)

                                                          Norwest Center
                                                        Sixth and Marquette
                                                 Minneapolis, Minnesota 55479-1000
                                                           612-667-1234
                                        (Address, including zip code, and telephone number,
                                 including area code, of registrant's principal executive offices)

                                                         Stanley S. Stroup
                                           Executive Vice President and General Counsel
                                                        Norwest Corporation
                                                          Norwest Center
                                                        Sixth and Marquette
                                                 Minneapolis, Minnesota 55479-1026
                                                           612-667-8858
                                         (Name, address, including zip code, and telephone
                                        number, including area code, of agent for service)
                                                             Copy to:
                                                         Robert J. Kaukol
                                                        Norwest Corporation
                                                        Sixth and Marquette
                                                 Minneapolis, Minnesota 55479-1026
                                                  ______________________________

                                               LONG-TERM INCENTIVE COMPENSATION PLAN
                                                     (Full title of the plan)

                                                  CALCULATION OF REGISTRATION FEE

=========================================================================================================================
      Title of Securities                                   Amount    Proposed Maximum     Proposed Maximum   Amount of
            to Be                                           to Be      Offering Price          Aggregate     Registration
         Registered                                       Registered      Per Share         Offering Price        Fee
- -------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $1-2/3                            17,500,000     $39.625 (2)         $693,437,500   $239,115.97
per share) (1)                                              Shares
=========================================================================================================================
   (1) Each share of the registrant's common stock includes one preferred stock purchase right.
   (2) Determined in accordance with Rule 457(h)(1).
====================================================================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by Registrant (File No. 1-2979) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Prospectus: (i) annual report on Form 10-K for the year ended December 31, 1995; (ii) quarterly reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; (iii) current reports on
Form 8-K dated January 17, 1996, February 20, 1996, as amended pursuant to
Form 8-K/A, February 26, 1996, April 17, 1996, July 2, 1996 and July 15, 1996;
(iv) current report on Form 8-K dated April 30, 1996 containing a description of the Common Stock; and (v) registration statement on Form 8-A dated December 6, 1988, as amended pursuant to Form 8-A/A dated June 29, 1993, relating to preferred stock purchase rights attached to shares of Common Stock.

          All documents filed by Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The consolidated financial statements of Norwest Corporation and subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

          The legality of the shares of Common Stock to which this Registration Statement relates has been passed upon by Stanley S. Stroup, Executive Vice President and General Counsel of Registrant. At June 30, 1996, Mr. Stroup beneficially owned 109,313 shares of Common Stock and options, exercisable within 60 days from June 30, 1996, to purchase an additional 264,082 shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with action, suit or proceeding. Article Fourteenth of the Restated Certificate of Incorporation of the Registrant provides for broad indemnification of directors and officers. The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

Exhibits:

  4.1     -    Restated Certificate of Incorporation of Norwest Corporation,
               as amended (incorporated by reference to Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated June 28, 1993 (File
               No. 1-2979) and Exhibit 3 to the Registrant's Current Report on
               Form 8-K dated July 3, 1995 (File No. 1-2979)).

  4.2     -    By-Laws of Norwest Corporation, as amended (incorporated by reference to Exhibit 4(c) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1991 (File No. 2979)).

  4.3     -    Rights Agreement, dated as of November 22, 1988, between Norwest
               Corporation and Citibank, N.A., including as Exhibit A the form of Certificate of Designation of Powers. Preferences and Rights setting forth the terms of the Series A Junior Participating
               Preferred Stock, without par value (incorporated by reference to Exhibit 1 to the Registrant's Form 8-A dated December 6, 1988);
               Certificate of Adjustment dated July 21, 1989 (incorporated by reference to Exhibit 3 to Form 8 dated July 21, 1989); and
               Certificate of Adjustment dated June 28, 1993 (incorporated by reference to Exhibit 4 to Form 8-A/A dated June 29, 1993).

  5            Opinion of General Counsel of Norwest Corporation.

  23.1    -    Consent of General Counsel of Norwest Corporation (included as part of Exhibit 5 filed herewith).

  23.2    -    Consent of KPMG Peat Marwick LLP.

  24      -    Powers of Attorney.

  99.1    -    Long-Term Incentive Compensation Plan, as amended effective April
               23, 1996 (incorporated by reference to Exhibit 10(a) to
               Registrant's Quarterly Report on Form 10-Q for the quarter ended
               June 30, 1996 (File No. 1-2979)).

  99.2    -    Form of Non-Qualified Stock Option Agreement with Right to
               Acquire Accelerated Ownership Stock Option.

  99.3    -    Form of Accelerated Ownership Non-Qualified Stock Option
               Agreement.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 of section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on ________, 1996.

                                NORWEST CORPORATION

                                By: /s/ Richard M. Kovacevich
                                    -------------------------------------
                                        Richard M. Kovacevich
                                    President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on ________, 1996 by the following persons in the capacities indicated:

/s/ Richard M. Kovacevich          President and Chief Executive Officer
- ---------------------------             (Principal Executive Officer)
    Richard M. Kovacevich

/s/ John T. Thornton               Executive Vice President and Chief
- ----------------------                        Financial Officer
    John T. Thornton                  (Principal Financial Officer)


/s/ Michael A. Graf                Senior Vice President and Controller
- ---------------------                  (Principal Accounting Officer)
    Michael A. Graf


DAVID A. CHRISTENSEN  )
GERALD J. FORD        )
PIERSON M. GRIEVE     )
CHARLES M. HARPER     )
WILLIAM A. HODDER     )
LLOYD P. JOHNSON      )                  A majority of the
REATHA CLARK KING     )                  Board of Directors*
RICHARD M. KOVACEVICH )
RICHARD S. LEVITT     )
RICHARD D. McCORMICK  )
CYNTHIA H. MILLIGAN   )
BENJAMIN F. MONTOYA   )
IAN M. ROLLAND        )
MICHAEL W. WRIGHT     )

- --------------------

*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                                      /s/ Richard M. Kovacevich
                                    ---------------------------
                                     Richard M. Kovacevich
                                     Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit                                                          Form of
Number                       Description                         Filing
- -------                      -----------                         -------
4.1                          Restated Certificate of
                             Incorporation of Norwest
                             Corporation, as amended
                             (incorporated by
                             reference to Exhibit 3(b)
                             to the Registrant's
                             Current Report on Form
                             8-K dated June 28, 1993
                             (File No. 1-2979) and
                             Exhibit 3 to the
                             Registrant's Current
                             Report on Form 8-K dated
                             July 3, 1995 (File No.
                             1-2979)).

4.2                          By-Laws of Norwest
                             Corporation, as amended
                             (incorporated by
                             reference to Exhibit 4(c)
                             to the Registrant's
                             Quarterly Report on Form
                             10-Q for the quarter
                             ended March 31, 1991
                             (File No. 1-2979)).

4.3                          Rights Agreement, dated
                             as of November 22, 1988,
                             between Norwest
                             Corporation and Citibank,
                             N.A., including as
                             Exhibit A the form of
                             Certificate of
                             Designation of Powers.
                             Preferences and Rights
                             setting forth the terms
                             of the Series A Junior
                             Participating Preferred
                             Stock, without par value
                             (incorporated by
                             reference to Exhibit 1 to
                             the Registrant's Form 8-A
                             dated December 6, 1988);
                             Certificate of Adjustment
                             dated July 21, 1989
                             (incorporated by
                             reference to Exhibit 3 to
                             Form 8 dated July 21,
                             1989); and Certificate of
                             Adjustment dated June 28,
                             1993 (incorporated by
                             reference to Exhibit 4 to
                             Form 8-A/A dated June 29,
                             1993).

5                            Opinion of General          Electronic Transmission
                             Counsel of Norwest
                             Corporation.

23.1                         Consent of General
                             Counsel of Norwest
                             Corporation (included as
                             part of Exhibit 5 filed
                             herewith).

23.2                         Consent of KPMG Peat        Electronic Transmission
                             Marwick LLP.

24                           Powers of Attorney.         Electronic Transmission

99.1                         Long-Term Incentive
                             Compensation Plan, as
                             amended effective April
                             23, 1996 (incorporated by
                             reference to Exhibit
                             10(a) to Registrant's
                             Quarterly Report on Form
                             10-Q for the quarter
                             ended June 30, 1996 (File
                             No. 1-2979)).

99.2                         Form of Non-Qualified       Electronic Transmission
                             Stock Option Agreement
                             with Right to Acquire
                             Accelerated Ownership
                             Stock Option

99.3                         Form of Accelerated         Electronic Transmission
                             Ownership Non-Qualified
                             Stock Option Agreement